   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 2000

                                                   REGISTRATION NO. 333-_______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement

                                     Under
                           The Securities Act of 1933

                           KIMBERLY-CLARK CORPORATION
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                             39-0394230
        (State or Other Jurisdiction                 (I.R.S. Employer
      of Incorporation or Organization)           Identification Number)
               P.O. BOX 619100                          75261-9100
                DALLAS, TEXAS                           (Zip Code)
  (Address of Principal Executive Offices)

        KIMBERLY-CLARK CORPORATION OUTSIDE DIRECTORS' STOCK OPTION PLAN
                           (Full Title of the Plans)

                               O. GEORGE EVERBACH
              SENIOR VICE PRESIDENT -- LAW AND GOVERNMENT AFFAIRS
                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

===============================================================================

                                                                     PROPOSED        PROPOSED
                                                                      MAXIMUM         MAXIMUM
      TITLE OF SECURITIES                          AMOUNT TO BE   OFFERING PRICE     AGGREGATE        AMOUNT OF
       TO BE REGISTERED                             REGISTERED       PER UNIT     OFFERING PRICE  REGISTRATION FEE
------------------------------------             ---------------- --------------  --------------  -------------------
Common Stock, $1.25 par value ............       1,000,000 shares  $ 65.080(1)    $65,080,000(1)     $17,181.12
Preferred Stock Purchase Rights...........       1,000,000 rights       (2)            (2)               (2)

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rule 457(c) thereunder, based on $65.080, the average of the high and low prices of the common stock on December 11, 2000, as reported in the consolidated reporting system.

(2) The preferred stock purchase rights initially are attached to and trade with the shares of common stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the common stock.

===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         3. The Registrant's Current Reports on Form 8-K dated July 25, 2000 and November 14, 2000;

         4. The description of the Registrant's Common Stock contained in the Proxy Statement/Prospectus constituting a part of the Registrant's Registration Statement on Form S-4 (Registration No. 333-94139); and

         5. The description of the Registrant's Preferred Stock Purchase Rights contained in Registration Statements on Form 8-A and amendments thereto filed by the Registrant with the SEC on June 21, 1988, June 13, 1995 and March 17, 1997.

    All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Certain legal matters have been passed upon for the Registrant by O. George Everbach, Senior Vice President -- Law and Government Affairs of the Registrant. As of December 15, 2000, Mr. Everbach owned 59,648 shares of the Registrant's common stock and held options to acquire 398,718 shares of such common stock (of which options to acquire 260,518 shares are presently exercisable), and, as of December 1, 2000, 17,075.51 shares of such common stock were attributable to his account under the Registrant's Salaried Employees Incentive Investment Plan. Mr. Everbach also participates in other employee benefit plans of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's By-laws (the "By-Laws") provide, among other things, that the Registrant shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or, in the case of a director or officer of the Registrant, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and
(ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or, in the case of a director or officer of the Registrant, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, the Registrant is not required to indemnify any director or officer of the Registrant in connection with a proceeding (or portion thereof) initiated by such director or officer against the Registrant or any directors, officers or employees thereof unless
(i) the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Registrant or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The By-Laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

    Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification by the Registrant of directors and officers under the circumstances provided in the provisions of the By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

    The Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the By-Laws and to insure the officers and directors of the Registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8. EXHIBITS.

    The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Items marked with an asterisk are filed herewith.

               4.1   --    Restated Certificate of Incorporation of the
                           Registrant, dated June 12, 1997, is hereby incorporated by reference to Exhibit No. 3a to the Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 1997.

               4.2   --    By-Laws of the Registrant, as amended November
                           22, 1996, are hereby incorporated by reference to Exhibit No. 4.2 to the Registration Statement on
                           Form S-8 of the Registrant filed with the SEC on December 6, 1996 (Registration No. 33-17367).

               4.3   --    Rights Agreement dated as of June 21, 1988, as
                           amended and restated as of June 8, 1995, between the Registrant and The First National Bank of Boston, as
                           Rights Agent, is hereby incorporated by reference to Exhibit No. 1 to the Registration Statement on Form
                           8-A/A of the Registrant filed with the SEC on June
                           13, 1995.

               4.4   --    Certificate of Adjustment, dated March 7, 1997,
                           filed by the Registrant with The First National Bank of Boston, as Rights Agent, is hereby incorporated by reference to Exhibit No. 2 to the Registration
                           Statement on Form 8-A/A of the Registrant filed with the SEC on March 17, 1997.

               4.5*  --    Kimberly-Clark Corporation Outside Directors'
                           Stock Option Plan.

                 5*  --    Opinion of O. George Everbach.

              23.1*  --    Consent of Deloitte & Touche LLP.

              23.2*  --    Consent of O. George Everbach is contained in his
                           opinion filed as Exhibit No. 5.

                24*  --    Powers of Attorney.

ITEM 9. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on December 15, 2000.

                                        KIMBERLY-CLARK CORPORATION

                                        By: /s/ WAYNE R. SANDERS
                                           -------------------------------------
                                                 Wayne R. Sanders
                                             Chairman of the Board and
                                              Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      /s/ WAYNE R. SANDERS     Chairman of the Board and     December 15, 2000
      ----------------------    Chief Executive Officer
       Wayne R. Sanders         and Director (principal
                                executive officer)

      /s/ JOHN W. DONEHOWER    Senior Vice President and     December 15, 2000
      ----------------------    Chief Financial Officer
      John W. Donehower         (principal financial
                                officer)

      /s/ RANDY J. VEST        Vice President and            December 15, 2000
      ----------------------    Controller (principal
      Randy J. Vest             accounting officer)


                                   DIRECTORS

                     *                                       *
    -------------------------------------     ---------------------------------
              John F. Bergstrom                      Claudio X. Gonzalez
                     *                                       *
    -------------------------------------     ---------------------------------
           Pastora San Juan Cafferty                  Frank A. McPherson
                     *                                       *
    -------------------------------------     ---------------------------------
               Paul J. Collins                        Linda Johnson Rice
                     *                                       *
    -------------------------------------     ---------------------------------
             Robert W. Decherd                        Wolfgang R. Schmitt
                     *                                       *
    -------------------------------------     ---------------------------------
            William O. Fifield                         Randall L. Tobias
                     *
    -------------------------------------
              Thomas J. Falk


              December 15, 2000



    *By: /s/ O. GEORGE EVERBACH
    -------------------------------------
             O. George Everbach
              Attorney-in-Fact

                                 EXHIBIT INDEX

    The following is a list of Exhibits included as part of this Registration Statement. Items marked with an asterisk are filed herewith.

              EXHIBIT
              NUMBER       DESCRIPTION
              ------       -----------
               4.1   --    Restated Certificate of Incorporation of the
                           Registrant, dated June 12, 1997, is hereby
                           incorporated by reference to Exhibit No. 3a to the
                           Quarterly Report on Form 10-Q of the Registrant for
                           the quarter ended June 30, 1997.

               4.2   --    By-Laws of the Registrant, as amended November
                           22, 1996, are hereby incorporated by reference to
                           Exhibit No. 4.2 to the Registration Statement on
                           Form S-8 of the Registrant filed with the SEC on
                           December 6, 1996 (Registration No. 33-17367).

               4.3   --    Rights Agreement dated as of June 21, 1988, as
                           amended and restated as of June 8, 1995, between the
                           Registrant and The First National Bank of Boston, as
                           Rights Agent, is hereby incorporated by reference to
                           Exhibit No. 1 to the Registration Statement on Form
                           8-A/A of the Registrant filed with the SEC on June
                           13, 1995.

               4.4   --    Certificate of Adjustment, dated March 7, 1997,
                           filed by the Registrant with The First National Bank
                           of Boston, as Rights Agent, is hereby incorporated
                           by reference to Exhibit No. 2 to the Registration
                           Statement on Form 8-A/A of the Registrant filed with
                           the SEC on March 17, 1997.

               4.5*  --    Kimberly-Clark Corporation Outside Directors'
                           Stock Option Plan.

                 5*  --    Opinion of O. George Everbach.

              23.1*  --    Consent of Deloitte & Touche LLP.

              23.2*  --    Consent of O. George Everbach is contained in his
                           opinion filed as Exhibit No. 5.

                24*  --    Powers of Attorney.